Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sigma Labs, Inc. of our report dated March 24, 2021, relating to our audits of the December 31, 2020 and 2019 financial statements, which appears in Sigma Labs, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

Haynie & Company

Salt Lake City, Utah

August 10, 2021